Cricut, Inc. Reports Third Quarter 2021 Financial Results
Revenue grew 24.4% over Q3 2020
Total users grew to over 5.7 million, up 55.7% over Q3 2020
Paid subscribers increased 55.8% over Q3 2020 to over 1.8 million
Delivered 11th consecutive quarter of profitability with net income of $30.0M; $42.7M of EBITDA
SOUTH JORDAN, Utah, November 10, 2021 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its third quarter ended September 30, 2021.
“We’re pleased with our third quarter results, building on our long history of consistent revenue growth. We continued to bring users onto the platform, invest in new products, and improve the user experience,” said Ashish Arora, Chief Executive Officer of Cricut. “With continued healthy engagement on the platform, this means the two million additional users that we acquired in the last 12 months are making and sharing projects, and fueling our community. We’ll continue to invest in our users and the Cricut experience to drive further long-term growth."
Third Quarter 2021 Financial Results
•Revenue was $260.1 million, up 24.4% over Q3 2020
•Connected machine revenue was $102.5 million, up 35.7% over Q3 2020
•Subscriptions revenue was $53.3 million, up 70.8% over Q3 2020
•Accessories and materials revenue was $104.3 million, up 2.0% over Q3 2020
•Gross margin was 39.2%, down from 42.8% in Q3 2020
•Net income was $30.0 million, down 33.6% over Q3 2020, and was 11.5% of revenue, compared to $45.2 million, or 21.6% of revenue in Q3 2020
•Diluted earnings per share was $0.13
•EBITDA, was $42.7 million, or 16.4% of revenue, compared to $61.0 million, or 29.2% of revenue in Q3 2020, and included $8.1 million of stock-based compensation expense
•International revenue grew 109.7% over Q3 2020 and was 12.0% of total revenue, up from 7.1% of total revenue in Q3 2020

EBITDA and EBITDA margin are non-GAAP measures and are reconciled to the corresponding GAAP measures at the end of this release.
“Our third quarter’s performance was driven by strong fundamentals in the business, a diversified revenue stream and our powerful community of users. The growth we’ve seen in revenue, users and engagement over the last two years fuels our monetization flywheel over the coming years,” said Marty Petersen, Chief Financial Officer of Cricut. “Earlier this year, we took proactive measures to help mitigate expected supply chain risks. We enter the fourth quarter with a strong inventory position and expect to carry higher onshore inventory levels into 2022.”
Third Quarter 2021 Business Highlights
•Grew total users on the platform to over 5.7 million, up 55.7% year over year. Over two million of these users were acquired in the last 12 months.
•Added approximately 900,000 engaged users to the platform, an increase of 37.4% over Q3 2020.
•Launched new software features and improved user experiences to help drive user engagement in our cloud-based software. For example, Design Space now includes a Restore Brush feature that enables users to easily correct mistakes without needing to start from scratch, selectively restoring any part of an image that may have been accidentally removed.
•Continued to improve our subscription service, Cricut Access, adding over 25,000 new images, focused on international markets, new genres, and new content types for different use cases. We now have over 200,000 images available. We also added new functionality exclusive to subscribers, a time saving Automatic Background Removal tool.
•Extended our international rollout, entering the Middle East and Hong Kong markets in the third quarter. We also launched a direct-to-consumer ecommerce site in Ireland, France, and Germany, while continuing to diversify retail relationships in the UK, Australia, and France. Additionally, we expanded our worldwide retailer footprint in newer markets such as Germany, the Nordics, Benelux, Spain, Mexico, South Africa, and Singapore.
•Entered Q4 with a strong inventory position for servicing holiday demand in Connected Machines and Accessories and Materials products. To proactively manage future supply chain challenges, we also accelerated the purchase of certain key components, including microchips, and positioned onshore inventory to mitigate shipping delays.
•We delivered an EBITDA margin of 16.4%, while at the same time significantly increasing investments for future growth in the business. Cricut has been EBITDA positive since 2014 and Q3 2021 marks the eleventh consecutive quarter of delivering positive GAAP net income.

Key Performance Metrics and Non-GAAP Financial Measures

	As of September 30, 2021
	2021	2020
Users (in thousands)	5,732	3,681
Percentage of Users Creating in Trailing 90 Days	56%	63%
Paid Subscribers (in thousands)	1,814	1,164

	For the Three Months Ended September 30, 2021
	2021	2020
Subscription ARPU	$9.60	$8.97
Accessories and Materials ARPU	$18.79	$29.41
EBITDA (in millions)	$42.7	$61.0
EBITDA includes stock-based compensation expense.

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Wednesday, November 10, 2021 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time).
Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com. The live call may also be accessed via telephone at (833) 398-1017 toll-free domestically and at (914) 987-7715 internationally. Please reference conference ID: 6776022. A transcript of the prepared remarks will also be available following the conference call.
About Cricut, Inc.
Cricut, Inc. is a creative technology platform company dedicated to encouraging new ways for people to experience making at home. Cricut’s mission is to unleash the creative potential of its users with innovations that bring ideas to life in the form of professional-looking, personalized handmade projects. Cricut’s industry-leading products include its flagship line of smart cutting machines— the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy®— accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to Cricut’s core offerings, the brand also fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://inspiration.cricut.com/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Alexandra Kenway
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.

Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.

Cautionary Statement Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic and any resulting economic slowdown, governmental action, stay-at-home order or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended
	2021	2020	2021	2020
Revenue:
Connected machines	$102,454	$75,523	$390,100	$245,799
Subscriptions	53,303	31,206	150,115	74,414
Accessories and materials	104,329	102,276	378,186	267,851
Total revenue	260,086	209,005	918,401	588,064
Cost of revenue:
Connected machines	87,649	58,525	323,558	205,645
Subscriptions	5,934	2,998	15,517	8,961
Accessories and materials	64,440	57,932	226,698	165,833
Total cost of revenue	158,023	119,455	565,773	380,439
Gross profit	102,063	89,550	352,628	207,625
Operating expenses:
Research and development	20,531	9,977	56,835	27,784
Sales and marketing	30,293	13,660	90,812	39,544
General and administrative	13,491	8,195	38,417	19,368
Total operating expenses	64,315	31,832	186,064	86,696
Income from operations	37,748	57,718	166,564	120,929
Other income (expense), net	24	(302)	9	(1,244)
Income before provision for income taxes	37,772	57,416	166,573	119,685
Provision for income taxes	7,767	12,205	38,024	26,555
Net income	$30,005	$45,211	$128,549	$93,130
Other comprehensive income (loss):
Foreign currency translation adjustment	(16)	(112)	(25)	(47)
Comprehensive income	29,989	45,099	128,524	93,083
Net income	$30,005	$45,211	$128,549	$93,130
Earnings per share, basic	$0.14	$0.22	$0.62	$0.45
Earnings per share, diluted	$0.13	$0.22	$0.59	$0.45
Weighted-average common shares outstanding, basic	208,988,168	208,116,104	208,169,736	208,116,104
Weighted-average common shares outstanding, diluted	224,331,039	208,116,104	218,491,114	208,116,104

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of September 30, 2021	As of December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$224,003	$122,215
Accounts receivable, net	143,121	162,931
Inventories	524,576	248,745
Prepaid expenses and other current assets	30,476	4,916
Total current assets	922,176	538,807
Property and equipment, net	52,672	33,441
Intangible assets, net	1,710	2,280
Deferred tax assets	3,119	3,119
Other assets	927	3,753
Total assets	$980,604	$581,400
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$251,124	$251,658
Accrued expenses and other current liabilities	41,771	71,324
Deferred revenue, current portion	25,681	23,518
Total current liabilities	318,576	346,500
Deferred revenue, net of current portion	4,160	2,758
Other non-current liabilities	4,650	3,217
Total liabilities	327,386	352,475
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021. No shares issued, authorized or outstanding as of December 31, 2020.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of September 30, 2021, 222,179,221 shares issued and outstanding as of September 30, 2021; 257,058,262 shares authorized as of December 31, 2020, 208,116,104 shares issued and outstanding as of December 31, 2020	222	208
Additional paid-in capital	708,496	412,741
Accumulated deficit	(55,484)	(184,033)
Accumulated other comprehensive income (loss)	(16)	9
Total stockholders’ equity	653,218	228,925
Total liabilities and stockholders’ equity	$980,604	$581,400

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	128,549	93,130
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	13,365	10,136
Stock-based compensation	27,941	4,961
Gain on disposal of property and equipment	(2)	—
Provision for inventory obsolescence	2,283	2,186
Provision for doubtful accounts	1,231	469
Loss on extinguishment of debt	—	162
Changes in operating assets and liabilities:
Accounts receivable	18,579	(41,374)
Inventories	(276,223)	4,404
Prepaid expenses and other current assets	(25,578)	(1,036)
Other assets	675	(637)
Accounts payable	(1,603)	96,434
Accrued expenses and other current liabilities and other non-current liabilities	(24,574)	13,244
Deferred revenue	3,564	5,324
Net cash and cash equivalents (used in) provided by operating activities	(131,793)	187,403
Cash flows from investing activities:
Acquisitions of property and equipment, including costs capitalized for development of internal use software	(28,339)	(16,883)
Net cash and cash equivalents (used in) provided by investing activities	(28,339)	(16,883)
Cash flows from financing activities:
Proceeds from capital contributions	200	1,087
Proceeds from issuance of common stock upon initial public offering, net of offering costs	262,007	—
Repurchase of compensatory units	(170)	(3,038)
Proceeds from exercise of stock options	108	—
Tax withholding on stock-based awards	(107)	—
Payments on term loan	—	(22,917)
Drawdowns on revolving loan	—	228,269
Payments on revolving loan	—	(260,862)
Payments for debt issuance costs	—	(795)
Cash dividend	—	(51,202)
Other financing activities, net	(48)	(169)
Net cash and cash equivalents (used in) provided by financing activities	261,990	(109,627)
Effect of exchange rate on changes on cash and cash equivalents	(70)	(39)
Net increase in cash and cash equivalents	101,788	60,854
Cash and cash equivalents at beginning of period	122,215	6,653
Cash and cash equivalents at end of period	224,003	67,507
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	14	1,305
Cash paid during the period for income taxes	66,868	25,091
Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	4,910	788
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	344	—
Stock-based compensation capitalized for software development costs	1,149	181
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	—	500
Reclassification of liability awards to equity upon modification	10,784	—

Use of Non-GAAP Financial Measures
EBITDA and EBITDA Margin
We calculate EBITDA as net income adjusted to exclude: interest expense, net; income taxes; and depreciation and amortization expense. Stock-based compensation is included in our EBITDA calculation. EBITDA Margin is calculated by dividing EBITDA by total revenue.
We use EBITDA and EBITDA Margin as a measure of operating in our business. We believe this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our results of operations for the following reasons:
•EBITDA and EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization expense, interest expense and income taxes that can vary substantially from company to company depending upon their financing and the method by which assets were acquired;
•Our management uses EBITDA and EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core results of operations and the effectiveness of our business strategy and in evaluating our financial performance; and
•EBITDA and EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core results of operations and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of EBITDA and EBITDA Margin has limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and EBITDA Margin do not reflect the portion of software development costs that we capitalize under GAAP, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our investment in new products;
•EBITDA and EBITDA Margin do not reflect: (i) changes in, or cash requirements for, our working capital needs, (ii) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us or (iii) tax payments that may represent a reduction in cash available to us.
Because of these limitations, we believe EBITDA and EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.
The following table presents a reconciliation of EBITDA to net income and EBITDA Margin to net income margin, the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(in thousands)
Net income	$30,005	$45,211	$128,549	$93,130
Net income margin	11.5%	21.6%	14.0%	15.8%
Adjusted to exclude the following:
Depreciation and amortization expense	$4,976	$3,431	$13,152	$10,097
Interest expense, net	$(22)	$140	$133	$1,081
Corporate income tax expense	$7,767	$12,205	$38,024	$26,555
EBITDA	$42,726	$60,987	$179,858	$130,863
EBITDA margin	16.4%	29.2%	19.6%	22.3%

Note: EBITDA includes stock-based compensation expense of $8.1 million for the three months ended September 30, 2021 and $2.2 million for the three months ended September 30, 2020. EBITDA includes $19.7 million in recurring stock-based compensation expense and $8.2 million in one-time expenses related to the corporate reorganization associated with the IPO in the nine months ended September 30, 2021, and $5.0 million in stock-based compensation expense for the nine months ended September 30, 2020.